UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

TRUNITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Commerce Way Portsmouth, New Hampshire 03801
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 723-4114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      Entry into a Material Definitive Agreement

On October 24, 2014, Trunity Holdings, Inc. (the “Company” or “Trunity”) signed a Hosted API License Agreement (the “Agreement”) with Visual Collaboration Innovations, Inc. (“VCI”) of Phoenix, Arizona.

As a recognized global expert in engineering turnkey visual collaboration solutions for the healthcare market, VCI helps companies, organizations and individuals create connections by streamlining accessibility of information through modular applications, tools and resources that can be configured into a single holistic program built on a single proprietary framework.

Subject to the terms and conditions detailed in the Agreement, Trunity granted VCI a limited, nonexclusive, nontransferable  and renewable license for a  two-year term  to utilize the Trunity Application Programming Interfaces (APIs) documentation and the Trunity Backend APIs hosted by Trunity to manage and deliver VCI’s content to end users in the healthcare market (jointly, the "Trunity License").  The term of the Agreement is  renewable for up to two additional two-year terms provided that VCI reaches its revenue targets described below.

VCI paid to Trunity an initial fee in the amount of $62,500.  In addition, VCI will pay  Trunity on a quarterly basis 23% of all gross licensing revenues received by VCI (“Applicable Revenues”), as well as any overage fees, arising in whole or in part from managing, delivering or providing access to VCI’s content hosted by Trunity.  VCI has represented that it reasonably expects to receive no less than $500,000 in Applicable Revenues during the initial two-year term of the Agreement,  no less than $1,000,000 in Applicable Revenues during the first two-year renewal term, and no less than $1,250,000 during the second two-year renewal term and understands that Trunity has agreed to the pricing set forth in the Agreement in reliance on these representations.  The first two revenue targets must be met in order for VCI to renew the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which Trunity intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2014.

A copy of the press release issued by Trunity announcing the entry into the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01                      Financial Statements and Exhibits

(d) The following exhibit is filed with this report:

Exhibit Number                                           Description
99.1
Press Release, dated October 28, 2014, and titled “Trunity Holdings Signs Licensing and Royalty Agreement with Visual Collaboration Innovations to Enable and Enhance Knowledge Sharing in the Healthcare Industry.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trunity Holdings, Inc.
Date: October 28, 2014	By:	/s/ Nicole Fernandez-McGovern
Nicole Fernandez-McGovern, Interim CEO & CFO